Exhibit 3.1

ENDORSED - FILED
in the office of the Secretary of State of the State of California

MAR 25 2004
KEVIN SHELLEY
Secretary of State

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION FOR

GUIDANCE SOFTWARE, INC.

Shawn McCreight and Jennifer McCreight certify that:

1. They are the Chairman of the Board, and the Secretary, respectively, of Guidance Software, Inc., a California corporation.

2. That the following amendment of the Articles of Incorporation of Guidance Software, Inc., is hereby adopted and approved;

ARTICLE FOUR is amended to read as follows:

“This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000,000. Upon the amendment of this article, each outstanding share is split up and converted into 10 shares.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 2,041,239. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 19, 2004	/s/ Shawn McCreight
Shawn McCreight
Chairman of the Board of Directors

/s/ Jennifer McCreight
Jennifer McCreight
Secretary

ENDORSED - FILED
in the office of the Secretary of State of the State of California

SEP 22 2003
KEVIN SHELLEY
Secretary of State

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION FOR

GUIDANCE SOFTWARE, INC.

Shawn McCreight and Jennifer McCreight certify that:

1. They are the Chairman of the Board , and the Secretary/ respectively/ of Guidance Software, Inc., a California corporation.

2. That the following amendment of the Articles of Incorporation of Guidance Software, Inc., is hereby adopted and approved:

ARTICLE FOUR is amended to read as follows:

“This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000,000. Upon the amendment of this article, each outstanding share is split up and converted into 100 shares.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 20,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: September 19, 2003	/s/ Shawn McCreight
Shawn McCreight
Chairman of the Board

/s/ Jennifer McCreight
Jennifer McCreight
Secretary

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION FOR

GUIDANCE SOFTWARE, INC.

Shawn McCreight and Jennifer McCreight certify that:

1. They are the Chairman of the Board of Directors, and the Secretary respectively, of Guidance Software, Inc., a California corporation.

2. That the following amendment of the Articles of Incorporation of Guidance Software, Inc., this corporation is hereby adopted and approved:

ARTICLE FOUR is amended to read as follows:

“This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: July 25, 2001	/s/ Shawn McCreight	ENDORSED • FILED in the office of the Secretary of State of the State of California AUG - 1, 2001 BILL JONES, Secretary of State
Shawn McCreight Chairman of the Board of Directors
/s/ Jennifer McCreight
Jennifer McCreight Secretary

ENDORSED - FILED In the office of the Secretary of State of the State of Califiornia NOV 7 - 1997 BILL JONES, Secretary of State

ARTICLES OF INCORPORATION

OF

GUIDANCE SOFTWARE, INC.

I

The name of this corporation is GUIDANCE SOFTWARE, INC.

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is John M. Patzakis, Corey & Patzakis, 3580 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90010.

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

DATED: November 6, 1997	/s/ Shawn McCreight
SHAWN MCCREIGHT

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Shawn McCreight
SHAWN MCCREIGHT